Exhibit 99.1

April 28, 2022 Fiscal Q2 2022 Earnings Call FieldReport Good afternoon. Welcome to Clearfield’s fiscal second quarter 2022 earnings conference call. I will be your operator this afternoon. Joining us for today’s presentation are the Company's President and CEO, Cheri Beranek and CFO, Dan Herzog. Following their commentary, we will open the call for questions. I would now like to remind everyone that this call will be recorded and made available for replay via a link in the investor relations section of the Company's website. This call is also being webcasted and accompanied by a PowerPoint presentation called the FieldReport, which is also available in the investor relations section of the Company's website. 1

Important Cautions Regarding Forward - Looking Statements NASDAQ:CLFD 2 Forward - looking statements contained herein and in any related presentation or in the related Earnings Release are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “estimate,” “outlook,” or “continue” or comparable terminology are intended to identify forward - looking statements. Such forward looking statements include, for example, statements about the Company’s future revenue and operating performance, anticipated shipping on backlog and future lead times, future availability of components and materials from the Company’s supply chain, the impact of the Rural Digital Opportunity Fund (RDOF) or other government programs on the demand for the Company’s products or timing of customer orders, the Company’s ability to add capacity to meet expected future demand, and trends in and growth of the FTTx markets, market segments or customer purchases and other statements that are not historical facts. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business. Certain important factors could have a material impact on the Company's performance, including, without limitation: the COVID - 19 pandemic has significantly impacted worldwide economic conditions and could have a material adverse effect on our business, financial condition and operating results; we rely on single - source suppliers, which could cause delays, increases in costs or prevent us from completing customer orders; fluctuations in product and labor costs which may not be able to be passed on to customers that could decrease margins; we depend on the availability of sufficient supply of certain materials, such as fiber optic cable and resins for plastics, and global disruptions in the supply chain for these materials could prevent us from meeting customer demand for our products; we rely on our manufacturing operations to produce product to ship to customers and manufacturing constraints and disruptions could result in decreased future revenue; a significant percentage of our sales in the last three fiscal years have been made to a small number of customers; further consolidation among our customers may result in the loss of some customers and may reduce sales during the pendency of business combinations and related integration activities; we may be subject to risks associated with acquisitions; product defects or the failure of our products to meet specifications could cause us to lose customers and sales or to incur unexpected expenses; we are dependent on key personnel; cyber - security incidents on our information technology systems, including ransomware, data breaches or computer viruses, could disrupt our business operations, damage our reputation, and potentially lead to litigation; our business is dependent on interdependent management information systems; to compete effectively, we must continually improve existing products and introduce new products that achieve market acceptance; changes in government funding programs may cause our customers and prospective customers to delay, reduce, or accelerate purchases, leading to unpredictable and irregular purchase cycles; intense competition in our industry may result in price reductions, lower gross profits and loss of market share; our success depends upon adequate protection of our patent and intellectual property rights; if the telecommunications market does not expand as we expect, our business may not grow as fast as we expect; we face risks associated with expanding our sales outside of the United States; and other factors set forth in Part I, Item IA. Risk Factors of Clearfield's Annual Report on Form 10 - K for the year ended September 30, 2021 as well as other filings with the Securities and Exchange Commission. The Company undertakes no obligation to update these statements to reflect actual events unless required by law. © Copyright 2022 Clearfield, Inc. All Rights Reserved. Please note that during this call, management will be making forward - looking statements regarding future events and the future financial performance of the Company. These forward - looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those in the forward - looking statements. It’s important to note also that the Company undertakes no obligation to update such statements except as required by law. The Company cautions you to consider risk factors that could cause actual results to differ materially from those in the forward - looking statements contained in today’s press release, FieldReport, and in this conference call. The risk factors section in Clearfield’s most recent Form 10 - K filing with the Securities and Exchange Commission and its subsequent filings on Form 10 - Q provides descriptions of those risks. As a reminder, the slides in this presentation are controlled by you, the listener. Please advance forward through the presentation as the speakers present their remarks. With that, I would like to turn the call over to Clearfield’s CEO, Cheri Beranek. Please proceed. 2

NASDAQ:CLFD 3 Introduction & Highlights Good afternoon and thank you everyone for joining us today. We hope you are all doing well. It is a pleasure to speak with you this afternoon to share Clearfield’s results for the fiscal second quarter of 2022 and provide an update on the business and market trends. Clearfield continues to execute in an environment in which demand is accelerating. Bookings led shipments by $34 million for the 3 - month period, creating a backlog of $136 million as of March 31, 2022. We continue to maintain a healthy balance sheet, with $43 million in cash and investments and no debt. We have filed a shelf registration statement and secured a $40 million line of credit with Bremer Bank to ensure we have the financial flexibility in how we respond to the current and future robust client demand and invest in strategies that will enhance our growth opportunities in the future. We believe we are well - positioned to capitalize on any new government funds that are disbursed to our markets, with some of our customers already beginning to place advanced orders in anticipation of those disbursements. For all of those reasons, we are raising our fiscal year 2022 net sales guidance from a range of $177 to $183 million to a range of $204 million to $218 million. Our guidance represents growth of 45% to 55% over fiscal year 2021 revenues. ..3

What We Do Clearfield provides fiber protection, fiber management and fiber delivery solutions that enable rapid and cost - effective fiber - fed deployment throughout the broadband service provider space. NASDAQ:CLFD 4 Once again, we’d like to provide a brief overview of who we are and what we do for those of you who may be new to our company and industry. Clearfield is a leader in the expanding fiber broadband industry. We provide fiber protection, fiber management, and fiber delivery solutions that enable the rapid and cost - effective fiber - fed deployment throughout the broadband service provider space. We primarily serve service providers in the Community Broadband market, mainly Tier 2 and Tier 3 communications providers. We also serve service providers in the Tier 1 market and Multiple System/Cable TV Operators, also known as “MSO’s,” as well as some international service providers, primarily in Canada, the Caribbean, Central and South America. By focusing on scalable, modular deployments, our thoughtfully developed product portfolio enables our customers to complete their deployments faster and more efficiently. Our products are designed to reduce both the amount of necessary skilled labor needed for installation as well as the level of skill required for install. This is particularly advantageous in today’s labor market, where there is a significant shortage of trained technicians. The foundation of our scalable and modular fiber management platform is the patented Clearview cassette, shown here in the image on Slide 4. 4

OUR MISSION: Enabling the Lifestyle Better Broadband Provides NASDAQ:CLFD 5 Our mission at Clearfield is to Enable the Lifestyle Better Broadband Provides . People need access to high - speed broadband to be able to work, to attend school, and fully participate in today’s modern society. Broadband is changing the way we communicate with each other, and fiber is the means to enable that change. Our company’s founding vision was to deliver the products that build a better broadband network. This vision is not something that we implemented recently – it’s fundamental to who we are as an organization. We have developed a product portfolio, sales organization and operational infrastructure to service the growth in fiber deployment for every community. With that, I’ll now turn the presentation over to Dan, who will walk us through our financial performance for the second quarter of 2022. 5

NASDAQ:CLFD 6 Financial Performance Thank you, Cheri, and good afternoon, everyone. It’s a pleasure to be speaking with you today about our second quarter of our fiscal year ‘22 results. So, looking at our second quarter financial results in more detail… 6

FINANCIAL PERFORMANCE
Quarterly Revenue
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$-
$27.3
$27.1
$29.7
$38.7
$45.2
$51.1
$53.5
Q4 20
Q1 21
Q2 21
Q3 21
Q4 21
Q1 22
Q2 22
Revenue in Millions
80%
Q2 2022 Growth Rate
$53.5M
Q2 2022 Revenue
CLEARFIELD
NASDAQ:CLFD
7

Net sales in the second quarter of fiscal 2022 were a record $53 million, an 80% increase from $30 million in the same year-ago period, and up 5% from $51 million in our first quarter of 2022. We had two 10% customers in the period, a distributor at 14% and a regional broadband service provider who was 13% of sales.

In addition to our revenue increase, sales bookings maintained their strong momentum in the second quarter of fiscal 2022, resulting in a 605% year-over-year increase in our sales order backlog. Order backlog grew to a record $136 million on March 31, 2022, up from $101 million on December 31, 2021, and up from $19 million on March 31, 2021.

Our recent investments in our new facility in Mexico has tripled our Mexico manufacturing square footage and our Minnesota warehouse has doubled our Minnesota footprint which will enhance our capacity and revenue potential in the quarters ahead.

7

Q2 FY22 Net Sales
Comparison by Market
Quarterly Net Sales
FQ2 21
FQ2 22
$20.6
$39.9
Community Broadband
TTM Net Sales
FQ2 21
FQ2 22
$75.8
$133.2
Community Broadband
Q2 FY22 Net Sales Composition
Ended 3/31/22[1]
International
(Canada, Mexico, and Caribbean Markets)
Legacy
(Legacy contract manufacturing and misc. sales)
MSO
(Cable TV)
National Carrier
(Tier 1 Wireline and all Wireless Markets)
Community Broadband
(Tier 2 & 3, utilities, municipalities, and alternative carriers)
3%
1%
14%
7%
75%
CLEARFIELD
All dollar figures in millions.
1) Based on net sales of $188.6 million and Point of Sales (POS) reporting from distributors who resell our product line into these markets.
NASDAQ:CLFD
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Now, on Slide 8, we'll review net sales by our markets in greater detail. Our core Community Broadband market comprised 75% of our net sales in the second quarter of fiscal 2022. In Q2 we generated net sales of approximately $40 million in Community Broadband, up 94% from the same period last year. In addition, for the trailing twelve months ended on March 31, 2022, our Community Broadband market net sales totaled approximately $133 million, which was up 76% from the comparable twelve-month period last year.

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$2.3 $2.0 $0.8 $4.0 $4.1 $7.4 $1.5 $0.7 National Carrier MSO International Legacy FQ2 21 FQ2 22 Q2 FY22 Net Sales Comparison by Market Q2 FY22 Net Sales Composition Ended 3/31/22 1 75% 7% 14% Legacy (Legacy contract manufacturing and misc. sales) 3% 1% $12.1 $14.3 $5.0 $14.5 $27.9 $9.9 $2.9 $3.0 National Carrier MSO International Legacy All dollar figures in millions 1) Based on net sales of $188.6 million and Point of Sales (POS) reporting from distributors who resell our product line into these markets. FQ2 21 FQ2 22 Quarterly Net Sales TTM Net Sales Community Broadband (Tier 2 & 3, utilities, municipalities, and alternative carriers) National Carrier (Tier 1 Wireline and all Wireless Markets) MSO (Cable TV) International (Canada, Mexico, and Caribbean Markets) NASDAQ:CLFD 9 Our MSO business comprised 14% of our net sales in the second quarter of fiscal 2022. From a growth perspective, we have maintained the positive momentum established in this market over the last several quarters. In this market, we realized an 82% year - over - year increase in net sales to approximately $7 million in the second quarter of fiscal 2022 and delivered a 95% increase in trailing twelve - month net sales, to approximately $28 million. Net sales in our National Carrier market for the second quarter of fiscal 2022 were up 76% year - over - year to approximately $4 million. On a trailing twelve - month basis, net sales in our National Carrier market totaled approximately $15 million, up 20% from the comparable year - ago period. Net sales in our International market were down 25% year - over - year in the second quarter compared to the same period last year, but up 98% year - over - year for the trailing twelve months period ending March 31, 2022. Overall, as a company, our net sales over the trailing twelve months is now up 71%, an increase from 63% recorded the previous quarter end. 9

$11.2 $11.4 $12.9 $17.1 $19.7 $23.0 $23.1 39% 40% 41% 42% 43% 44% 45% 46% $ - $5.0 $10.0 $15.0 $20.0 $25.0 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Gross Profit ($) Gross Profit (%) FINANCIAL PERFORMANCE Quarterly Gross Profit 79% Gross Profit increase YOY NASDAQ:CLFD 10 Gross profit in the second quarter of fiscal 2022 increased 79% to approximately $23 million, or 43% of net sales, from approximately $13 million, or 43.6% of net sales, in the same year - ago quarter. The slight sequential decline in gross profit margin was expected and due to increased overhead costs associated with our new facilities in Minnesota and Mexico, as well as higher freight and transportation costs associated with the global supply chain challenges with higher sales and inventory volumes. 10

$7.6 $7.7 $8.5 $9.4 $10.4 $9.9 $11.2 0% 5% 10% 15% 20% 25% 30% 35% $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 Q4 20 Q1 21 Q2 21 Q3 21 Q4 21 Q1 22 Q2 22 Expenses in $Millions OP as a % of Net Sales 7.6% YOY Decrease in Operating Expense as a percent of Net Sales FINANCIAL PERFORMANCE Quarterly Operating Expense $12.0 NASDAQ:CLFD 11 Operating expenses for the second quarter of fiscal 2022 were approximately $11 million, which were up from approximately $9 million in the same year - ago quarter. The increase in operating expenses consisted primarily of higher compensation costs due to increased personnel and higher performance - based compensation as well as increased travel expenses and professional fees. We are happy to say we are able to be in front of customers more now than in the past two years, be it through on - site visits or through trade shows, which have recently picked up. As a percentage of net sales, operating expenses for the second quarter of fiscal 2022 was 21.0%, down from 28% in the same year - ago period. It’s important to note that while our operating expenses are up with our sales growth, our OpEx remains near 20 percent of sales, representing strong operating leverage results. 11

FINANCIAL PERFORMANCE
Quarterly Net Income
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$-
25%
20%
15%
10%
5%
0%
$3.0
$3.2
$3.6
$6.1
$7.4
$10.4
$9.2
Q4 20
Q1 21
Q2 21
Q3 21
Q4 21
Q1 22
Q2 22
Net Income $
Net Margin (%)
$9.2M
Q2 2022 Net Income
17.3%
Q2 2022 Percent of Net Sales
CLEARFIELD
NASDAQ:CLFD
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Net income in the second quarter of fiscal 2022 increased 154% to $9.2 million from $3.6 million in the same year-ago period, and slightly down from $10.4 million in the first quarter of fiscal 2022, Net income was lower than last quarter due to the increase in SGA costs associated with increased travel, professional fees, and the introduction of additional overhead associated with the new buildings.

As a percentage of net sales, net income for the second quarter of fiscal 2022 was 17.3%, up from 12.3% in the same year-ago period and down from 20.3% in the first quarter of fiscal 2022.

On the balance sheet side, we had $2.7 million in capital expenditures, mainly to support increased capacity and new facility buildouts, and increased our inventory $17 million to $61 million in the second quarter, as we utilize our cash position to acquire the necessary inventory to meet the high demand for our products as represented in our sales order backlog. Lastly, as discussed on our first quarter call, the Company has reinstated its stock repurchase program, but did not repurchase any of its common stock in this period.

With that, I'll turn it over to Cheri.

12

NASDAQ:CLFD 13 Business Update & Outlook Thanks for the financial update, Dan. 13

Our Value Proposition – Removing Obstacles 1. Craft - friendly – requires less skilled labor and overall labor time 2. Designed to reduce permitting and right - of - way 3. Faster turn - up time for quicker revenue per subscriber NASDAQ:CLFD 14 The Clearfield value proposition is driven by our thoughtfully designed fiber management and fiber connectivity products. We have made it our goal to remove the obstacles that would prevent our customers from adopting fiber - led broadband. Since its founding, Clearfield was built to scale. We were built for the opportunity that lies in front of us. As we mentioned, from the beginning, Clearfield has been positioned to deliver fiber products to communities that have historically been underserved or unserved – Clearfield truly IS Community Broadband. 14

Legislation Supporting Broadband NASDAQ:CLFD 15 Source: US Congress, Benton, JD Supra, Jefferies Research, & Clearfield Company Estimates Estimated Broadband Infrastructure Subsidies with Enacted Legislation We are often asked how long this elevated demand for high - speed broadband might last, and whether it’s sustainable. As previously stated, we are in the middle of a historic investment cycle for high - speed broadband, and particularly fiber - led broadband. The chart on slide 15, put together by Jefferies Research, shows the anticipated increase in government funding through 2025 and includes the nearly $65 billion in funding available through the Infrastructure Investment and Jobs Act passed by Congress and enacted in November 2021. The scale of this market opportunity is, quite simply, massive. As RDOF dollars have moved through FCC review, with around 60% of the first round of those funds being approved for distribution, we are now seeing some of our customers anticipating those dollars and beginning to place advanced orders. Moreover, The Broadband Equity, Access & Deployment Program (known as BEAD), which represents the $42 billion inside of the infrastructure fund, will mostly be distributed sometime in late 2023 or possibly into 2024. The FCC recently announced that the broadband maps, which identify the areas (by Census block) where the BEAD program’s funds are most likely to be allocated, and this will be updated this fall. Given the Administration’s stated goal of prioritizing underserved communities for broadband access, and our deep knowledge of the Community Broadband market, this could be another significant growth opportunity for Clearfield. 15

More New Fiber Is Expected In The Next Five - Year Period Than All Years To Date NASDAQ:CLFD 16 Committed Fiber Homes Passed Source: Dell’Oro Group The elevated demand in this market is not a short - term event. Del O’ro research identifies these specific service providers and has gone on to state that more than 60 million homes will be passed by fiber by 2030. The research goes on to state that we are in the third year of an investment cycle that may peak in 2024 with the spending cycle continuing beyond that point as projects get pushed out due to labor and component shortages. We truly believe this once - in - a - generation investment opportunity will change the way people communicate in the future. 16

Clearfield “Now of Age” Plan NASDAQ:CLFD 17 Augmenting Capacity for Ongoing Growth • Investing in products, manufacturing and supply chain to increase competitiveness and reduce costs • Building upon Domestic and Global partnerships for faster product innovation and cost reduction programs Accelerating our Operating Cadence • Active investment in systems and processes to enable our agile work environment • Speed of delivery in every part of our organization is paramount to our success Amplifying Bold and Disruptive Growth • Leveraging Community Broadband for One - Fiber Backhaul • Removing obstacles for the integration of wireline and wireless networks • Bringing fiber management expertise to 5G, NG - PON, and edge computing Clearfield’s ‘Now of Age’ plan is our multi - year strategic plan to establish Clearfield as the platform of choice for fiber management and connectivity. As we’ve discussed, the three pillars of the ‘Now of Age’ plan are intended to enhance Clearfield’s market position with the aim of capturing the fiber to the home and business market share that the company was built to obtain, while simultaneously powering the innovation for new and existing markets in the years ahead. 17

Accelerating our Operating Cadence • Active investment in systems and processes to enable our agile work environment • Speed of delivery in every part of our organization is paramount to our success NASDAQ:CLFD 18 Accelerating our Operating Cadence . This is Clearfield’s commitment to address the market’s exponential demand for fiber - fed broadband and to ensure our operations can nimbly respond to our customer demands. Our ability to deliver our products on time to our customers is crucial so that their deployment schedules are maintained and their time to revenue can accelerate. As discussed on our fiscal Q1 call, we have made significant investments in inventory to ensure that we can deliver our product on time to our promised ship dates. This in turn allows our customers to effectively manage their service technicians and the new install technicians, who are in high demand given the present labor market shortage. Customers are now working more closely with us on their mid - to long - term business plans, submitting purchase orders months in advance, providing us with increasing visibility into the particular products that they intend to deploy. As a result, we are better prepared to ship those required products so that our customers deployment schedules can stay on track. Nevertheless, we cannot overlook the fact that fiber availability continues to be challenged and supply chain issues persist across all industries. We are continuously working on ways to strengthen our relationship with our suppliers going forward. We are also making incremental investments in SG&A to effectively meet this demand. We have added key personnel to the company and are recruiting for a number of different positions throughout the company to help capture future growth. 18

Amplifying Bold and Disruptive Growth • Leveraging Community Broadband for One - Fiber Backhaul • Removing obstacles for the integration of wireline and wireless networks • Bringing fiber management expertise to 5G, NG - PON, and edge computing NASDAQ:CLFD 19 The second pillar of our Now of Age plan is Amplifying Bold and Disruptive Growth. This is Clearfield’s commitment to continue delivering market - changing products for current and future market requirements. The build programs for fiber to the home and business we see today transform into the integration of wireline and wireless networks and future backhaul opportunities over the next several years. Our substantial $136 million backlog, up 34% sequentially and over 600% year - over - year, reflects the progress we have made towards achieving this pillar’s objectives. Responsiveness, where Clearfield has always excelled, has proved to be a significant competitive advantage, enabling us to pick up incremental market share from new and existing customers. We are working transparently with our customers to shorten lead - times when we can and to ship to promised delivery dates to facilitate field labor utilization. Finally, on the product front, in fiscal Q2 we began shipping a 96 - port cabinet that targets a specific part of the backlog and is particularly well - suited for rural deployments. Our engineering team continues to develop new products that would expand our total available market in fiscal 2022. We look forward to providing updates on our product pipeline in the near future, including solutions for future 5G and edge computing opportunities. 19

Augmenting Capacity for Ongoing Growth • Investing in products, manufacturing and supply chain to increase competitiveness and reduce costs • Building upon Domestic and Global partnerships for faster product innovation and cost reduction programs NASDAQ:CLFD 20 Our third pillar, Augmenting Capacity for Ongoing Growth , is Clearfield’s commitment to scaling its operations to meet the incredible demand for high - speed broadband. Our agility and the ability to adapt to our customers and their changing needs are the key facets of this pillar. 20

Clearfield Production Facilities 21 21 In order to meet the significant demand for our products, two new facilities came online in fiscal Q2. We added 200 people to our manufacturing centers, expanding our headcount by 50%. We aim to add additional personnel and improve labor utilization in the coming quarters as recruiting and training continues and facility optimization is achieved. Here you see images of our new distribution center in Minnesota and new manufacturing center in Mexico. Our supply chain management remains a key priority for Clearfield. Our network of partners can increase our capacity if needed due to higher demand, thereby ensuring we can continue to ship product without delays. This helps to safeguard our deliveries against any supply chain interruptions. We also continue to utilize our supply chain network to further augment our capacity and grow demand. This includes continued organic growth as well as the right inorganic opportunities that would enable us to keep growing with our customers.

$78M $85M $93M $141M $204M - $217M FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2022 guidance issued and effective as of April 28, 2022; growth rate is based on midpoint of net sales guidance range Financial Outlook Annual Net Sales ($ in millions) NASDAQ:CLFD 22 Looking at our financial outlook for fiscal 2022, we remain very optimistic about Clearfield’s growth potential. The majority of our record backlog is scheduled to ship in the next 6 months, and the demand for high - speed broadband, especially fiber - led broadband, remains very strong. With the current visibility into our substantial order backlog as well as the pipeline behind it, we are raising our guidance for net sales from the range of $176 to $183 million, to a range of $204 million to $218 million in fiscal year 2022, representing growth of 45% to 55% over fiscal year 2021 revenues. As discussed, the supply chain for some materials continues to be challenging. Labor requirements and availability at customers may also pose an additional challenge to customers’ deployments in this year's build season. While we cannot be certain there won’t be labor challenges over the season, currently we have not been notified of any significant issues by our service provider customers. We believe we are in the middle of a long - term investment cycle for broadband deployment. We are experts in Community Broadband, designed for the opportunity in front of us and built to scale. With strong execution of our proven growth strategy, we are confident that we can maintain the market leadership that Clearfield was built to achieve based on our agility, innovation, and commitment to customers’ needs. And with that, we’re ready to open the call for your questions. 22

Q&A NASDAQ:CLFD 23 Cheri Beranek PRESIDENT & CEO Dan Herzog CHIEF FINANCIAL OFFICER Thank you. At this time we will be performing a question and answer session with the Company’s publishing sell - side analysts. 23

Q&A NASDAQ:CLFD 24 Cheri Beranek PRESIDENT & CEO Dan Herzog CHIEF FINANCIAL OFFICER Operator The first question comes from the line of Jaeson Schmidt with Lake Street Capital. Jaeson Schmidt Lake Street Capital Markets, LLC, Research Division Hey, guys, thanks for taking my questions. And congrats on your really impressive results here. Cheri, I just want to start with sort of the March quarter and trying to reconcile the moving pieces. Obviously, the supply chain remains challenging. And you noted lead times continue to extend. But was there any demand in the March quarter that you were unable to fulfill? And if so, could you quantify that? Cheri Beranek President & CEO There's absolutely demand unable to fill in that there was I mean, our customers are looking to shorten their lead time across the board. And so we know that our responsibility is to continue to expand our capacity and to expand it as quickly as possible. I commented within the materials that our customers working diligently to shorten the lead time we currently promising to our customers doing the best that we can to ship to the date that we have provided. This is a really unusual market for people, they're learning about planning three and six months in advance and we're working to help them deal with those challenges right now. I couldn't really quantify specifically how much we could have pulled into this quarter. But there certainly was demand that would have been significant. 24

Q&A NASDAQ:CLFD 25 Cheri Beranek PRESIDENT & CEO Dan Herzog CHIEF FINANCIAL OFFICER Jaeson Schmidt Lake Street Capital Markets, LLC, Research Division Okay, that's helpful. And I know a couple quarters ago, you noted that the backlog at that time comprised around 200 customers, just curious how that is today. And if that growth and backlog you're seeing is really being driven by the current customers, expanding their orders, or if that customer base has broadened out. Cheri Beranek President & CEO Oh it’s both, we continue to be really excited about working with new customers, we're seeing the utilities and the municipalities coming through, and have been very, I had the opportunity earlier this quarter to spend some time at the Power and Tel Annual Conference. We were recognized as their product and vendor of the year. So they're a great distributor to work with, and that they provided the opportunity for us to continue to expand to additional customers. I mean, I can I can tell you that there are more than a dozen customers in our backlog with more than a $1 million apiece and several more customers in the backlog that are continuing to put backlog members over $100,000. 25

Q&A NASDAQ:CLFD 26 Cheri Beranek PRESIDENT & CEO Dan Herzog CHIEF FINANCIAL OFFICER Dan Herzog CFO Yes. And newer ones that were not in there in the prior quarters. Jaeson Schmidt Lake Street Capital Markets, LLC, Research Division Okay, no, that's nice to hear. And very helpful. And then just the last one for me, and I'll jump back into queue. Just curious if you could help us think about the cadence of the remainder of this year, I know, the past 18 plus months are your normal seasonality has already gone out the window. But typically, I mean, June, the June quarter tends to be a strong one for you. Should we think about that strength continuing here this current quarter, and then maybe a drop off in September or kind of a gradual growth through the remainder of this fiscal year? Cheri Beranek President & CEO Yes, I think our seasonality at this point is going out the door. We're going to see incremental enhancement and incremental improvement on a quarter - to - quarter basis as we continue to work with the backlog. And continue to expand the capacity in front of us, as we talked about on the materials, we added 200 people last quarter, and we only moved into that new building in Mexico in the first part of March. So we have a lot of training in front of us, a lot of space utilization to implement. So we're looking forward to enhancing the revenue that goes out the door on an incremental basis each quarter, and working with our customers to be able this build season to continue to get product in their hands. 26

Q&A NASDAQ:CLFD 27 Cheri Beranek PRESIDENT & CEO Dan Herzog CHIEF FINANCIAL OFFICER Operator The next question comes from the line of Tim Savageaux with Northland Capital Markets. Tim Savageaux Northland Capital Markets, Research Division Hi, good afternoon. And congrats from me as well on another great quarter. We had a question about the kind of government funding environment. And it's really levering off of something, I guess, one of your competitors. Corning commented on earlier in the week with also very strong numbers in optical fiber, but in thinking about the BEAD program, in particular, and I think what's that little over $40 billion in infrastructure spending, they commented that they thought that could mean an incremental $1 billion a year for them, or about 20% of their current run rate over a four year period. Yeah, I wonder if you guys have given any thought to kind of looking at the opportunity that way of a certain amount of award funding. I know you have per home metrics, but what sort of opportunity might come Clearfield way or if you've got any kind of equivalent metrics to think about with regard to what the impact of this upcoming program might be on the company and then I have a follow up. 27

Q&A NASDAQ:CLFD 28 Cheri Beranek PRESIDENT & CEO Dan Herzog CHIEF FINANCIAL OFFICER Cheri Beranek President & CEO We're really trying to get our hands around that. Because we, I mean historically, of course, Corning was the big dog in the market and they were the big dog because of AT&T and Verizon being the predominant deployer. Today in this market those organizations still being very strong, delivery agents to fiber to the home. There's so many more. And there's so many parts of our world about what community broadband is in place. Corning talked about 20% incremental growth, and they had a 20% growth rate this year, over last year. So what we're trying to get our hands around with is that at growing at 80% over last year, we're nowhere, we know that we're taking share, and we need to be able to identify how we're taking that share, keeping that share sticky, establishing the organizational capacity by which to grow with that. So those are figures that we hope to be able to put together and perhaps provide at a later call. But at this point, it's more of our research, and most importantly, just working to make sure we can continue to build capacity factor. Tim Savageaux Northland Capital Markets, Research Division Got it. And while we're on Corning, what are you seeing out of your kind of traditional larger competitors in the community broadband market these days, Corning and likely CommScope as well. Any change that's notable in their behavior, are they kind of tied up with the big tier one or what happened? 28

Q&A NASDAQ:CLFD 29 Cheri Beranek PRESIDENT & CEO Dan Herzog CHIEF FINANCIAL OFFICER Cheri Beranek President & CEO Yes, certainly Corning is a very well - run company and has serviced their large customers in a very well, strong way. The CommScope, the market is watched and is, it was figuring out how to best be able to solve some of their own financial challenges. We think there's an opportunity for us there of taking share within some of those customers as that organization perhaps fumbled the ball a little bit. Tim Savageaux Northland Capital Markets, Research Division Okay, and last question for me, you'd mentioned that given a fair bit of the funding from RDOF had been dispersed, or at least earmarked to more than half of it that you were starting to see some activity either with customers who had received funds or are about to receive funds shortly ordering ahead. In any way you can give us some sense of the quantitative impact of that? Is that after, I guess, several quarters of maybe not being material, can we say that RDOF is beginning to have a material impact on your business kind of this quarter and heading forward? Cheri Beranek President & CEO Yes, for the quarter ending in March, no, it is not material, it will begin to become material moving forward, I mean that those orders are now in backlog. It's fairly identified as being more than 10%. 29

Q&A NASDAQ:CLFD 30 Cheri Beranek PRESIDENT & CEO Dan Herzog CHIEF FINANCIAL OFFICER Operator The next question comes from the line of Ryan Koontz with Needham. Ryan Koontz Needham & Company, LLC, Research Division Congrats on quarter to the team there. On the, Cheri, any commentary on product mix in terms of passings versus connections? Are you still seeing a more heavy passings business or because this past quarter was an intense weather quarter that becomes more of a connections mix in the product and I have a follow up. Cheri Beranek President & CEO Actually, as the weather gets nicer connections improve, so we're still in the quarter ending in March, very, very heavy in passings and very certainly a disproportionate amount of business in in the past in cabinets and the products that are necessary to be able to pass homes. In fact, we introduced this last month, a program that we call FastPass, and it's really helping our customers identify how they can pass twice as many homes as they would with a competitive technology. So FastPass is proven to get a lot of traction at a trade shows and at seminars. And so we think we're going to actually see a continued high concentration of passings moving forward because of the make ready work that has to happen. And we'll see the connections start to pick up probably late in the summer, and mostly the connections will be a fiscal year ‘23 opportunity and then that will augment the work that we're already doing. 30

Q&A NASDAQ:CLFD 31 Cheri Beranek PRESIDENT & CEO Dan Herzog CHIEF FINANCIAL OFFICER Ryan Koontz Needham & Company, LLC, Research Division Got it. And is the connections, the same exact competitor set generally that you deal with on the passing products. Cheri Beranek President & CEO Yes, absolutely. Ryan Koontz Needham & Company, LLC, Research Division Got it. And your commentary on RDOF was real interesting. You're seeing some nice order flow there. Any commentary around the ARPA funds? Is that kind of timing similar to RDOF or what your current visibility on ARPA? 31

Q&A NASDAQ:CLFD 32 Cheri Beranek PRESIDENT & CEO Dan Herzog CHIEF FINANCIAL OFFICER Cheri Beranek President & CEO Yes, the BEAD program is going to be a while . And that they're still working through how to do that to the NTIA . We've seen the NTIA administration getting out into the community talking to community providers on how to be able to apply for it . But that's really a calendar year ‘ 23 and ‘ 24 impact on the organization . Ryan Koontz Needham & Company, LLC, Research Division Okay, helpful. And then on the MSO business being down, is that more of just kind of a typical seasonality to the cable CapEx we've seen in the past that you might be seeing there that being down sequentially. Cheri Beranek President & CEO The MSO business is actually up quite substantially for year - over - year, 82% over a year. It's lumpy, like any other project business. But no, we actually see the cable business as a strong growth market for us. Ryan Koontz Needham & Company, LLC, Research Division The visibility is pretty good there for you as well. Cheri Beranek President & CEO It is. 32

Q&A NASDAQ:CLFD 33 Cheri Beranek PRESIDENT & CEO Dan Herzog CHIEF FINANCIAL OFFICER Operator At this time, this concludes the company's question - and - answer session . If your question was not taken, you may contact Clearfield’s investor relations team at clfd@gatewayir . com . I'd now like to turn the call back to Ms . Beranek for closing remarks . Please go ahead . Cheri Beranek President & CEO Thank you. It has been absolutely a pleasure to talk about and maybe to brag a little bit about Clearfield because we're so thrilled with what my team is doing and how we are working with our customers. I also want to thank our customers because we need to continue to improve our performance to the level that they are expecting. So for those customers who are also investors in our organization, please know that we do not take your business for granted and we'll be continuing to improve our performance in that area. And finally, I'm excited to let everyone know that we are back to Clearfield and while we are working in a hybrid environment. It is so nice to not have to wear masks. Have a safe and healthy summer. Operator Thank you for joining us today for Clearfield’s fiscal second quarter 2022 earnings conference call. You may now disconnect. 33

NASDAQ:CLFD 34 Contact Us COMPANY CONTACT: Cheri Beranek President & CEO Clearfield, Inc. IR@seeclearfield.com INVESTOR RELATIONS: Matt Glover and Sophie Pearson Gateway Investor Relations (949) 574 - 3860 CLFD@gatewayir.com 34